UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
October 8, 2009
Date of Report (Date of earliest event reported)
STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1980 Post Oak Blvd.
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-625-8100
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The financial information, results of operation and other information regarding the quarter ended September 30, 2009 included in the “Recent Developments” discussion furnished herewith as Exhibit 99.1, as described below under Item 7.01, is incorporated by reference into this Item 2.02.
Item 7.01. Regulation FD Disclosure.
On October 8, 2009, we announced our intention to offer, subject to market and other conditions, $60,000,000 aggregate principal amount of convertible senior notes due 2014 (the “Notes”) to “qualified institutional buyers” as that term is defined in, and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). We do not as a matter of course make public disclosure of results for a partial quarterly period. However, in the context of this offering our management is disclosing the information furnished herewith as Exhibit 99.1. The financial information, results of operation and other information presented in Exhibit 99.1 was prepared on a reasonable basis, reflects the best currently available results, estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected results.
Neither our independent registered public accountants, nor any other independent registered public accountants, have compiled, examined or performed any procedures with respect to the financial information contained therein, nor have they expressed any opinion on such information or its achievability, and assume no responsibility for, and disclaim any association with, the information.
The information contained in this Current Report on Form 8-K under Item 2.02 and Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing under the Securities Act, except as is expressly set forth by specific reference in such a filing. In furnishing this information, including Exhibit 99.1 hereto, we make no admission as to the materiality of any such information.
Forward-looking statements.
Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will” or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the severity and duration of current financial and economic conditions, continued weakness or further adverse changes in the level of real estate activity, our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems, including the implementation of our enterprise systems the impact of unanticipated title losses on the need to further strengthen our policy loss reserves, any effect of title losses on our cash flows and financial condition, the impact of our increased diligence and inspections in our agency operations, the impact of changes in governmental and insurance regulations, our dependence on our operating subsidiaries as a source of cash flow, the continued realization of expected expense savings resulting from our expense reduction steps taken in 2008, our ability to access the equity and debt financing markets, our ability to grow our international operations, and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Current Reports on Form 8-K. We expressly disclaim any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.
Item 8.01 Other Events.
On October 8, 2009, we issued a press release announcing our intention to offer, subject to market and other conditions, the Notes to qualified institutional buyers in accordance with Rule 144A under the Securities Act.
Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The Notes, the subsidiary guarantees and the underlying shares of common stock that may be delivered upon conversion of the Notes have not been registered under the Securities Act, and may not be offered or sold in the United States except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state laws.
A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein and filed for the purpose of complying with Rule 135c under the Securities Act.
Item 9.01. Financial Statements and Exhibits.
99.1	Recent Developments

99.2	Press Release of Stewart Information Services Corporation, dated October 8, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2009	STEWART INFORMATION SERVICES CORPORATION
	By:	/s/ J. Allen Berryman
(J. Allen Berryman, Executive Vice President,
Secretary, Treasurer and Principal Financial Officer)